As filed with the Securities and Exchange Commission on February 29, 2016

Registration No. 333-198211

FORM S-1

Post-Effective Amendment No. 1

SECURITIES AND EXCHANGE COMMISSION

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GME INNOTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation or organization)	2750 (Primary Standard Industrial Classification Code Number)	59-2318378 (I.R.S. Employer Identification No.)

Rm. 1902, 19/F, Kodak House II

321 Java Road, North Point

Hong Kong

(852) 3543 1208

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Copies to:

Harrison Law, P.A.

8955 US Highway 301 North, No. 203

Parrish, Florida 34219

(941) 723-7564

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: Promptly and continuously after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

TERMINATION OF REGISTRATION STATEMENT AND

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 1 to Form S-1 relates to the Registration Statement (File No. 333-198211) (the “Registration Statement”) of GME Innotainment, Inc. (formerly Great China Mania Holdings, Inc.) (the “Company”) initially filed with the Securities and Exchange Commission on August 18, 2014, and which was declared effective on December 15, 2014.

Pursuant to the Registration Statement, the Company registered the sale of up to 5,714,285 of the Company’s shares of common stock (the “Securities”).  No securities were sold under the Registration Statement.

Pursuant to Item 512(a)(3) of Regulation S-K, and in accordance with the Company’s undertaking in Part II, Item 17(a)(3) of the Registration Statement, the Company is filing this Post-Effective Amendment No. 1 to Form S-1 to remove from registration all of the Securities remaining unsold under the Registration Statement and to terminate the effectiveness of the Registration Statement as of the date this post-effective amendment is filed. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on February 29, 2016.

GME INNOTAINMENT, INC.

By	/s/ Kwong Kwan Yin Roy
Kwong Kwan Yin Roy Chief Executive Officer, Chief Financial Officer and Director
By	/s/ Kwong Kwan Yin Roy
Kwong Kwan Yin Roy Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Kwong Kwan Yin Roy	Chief Executive Officer and Director, Chief Financial Officer, Principal Accounting Officer	February 29, 2016
Kwong Kwan Yin Roy

/s/ Yum Ka Yan	Director	February 29, 2016
Yum Ka Yan

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